EXHIBIT 99.1

NeoStem Announces the Addition of Jason Kolbert as Vice President of Strategic Business Development

Mar 7 2011

NeoStem, Inc. (NYSE Amex: NBS), an international biopharmaceutical company with operations in the U.S. and China, is pleased to announce that Jason Kolbert has joined the firm as Vice President of Strategic Business Development. Jason was formerly a managing director of National Securities where he founded the firm's research effort in emerging biotechnology companies. Jason's coverage universe has been focused on cell therapeutic companies focused in oncology and regenerative medicine, where NeoStem was one of his covered companies.

Jason has spent the past 16 years on Wall Street as an analyst both managing biotechnology dedicated investments (buy-side) and covering biotechnology companies (sell-side). Prior to his career on Wall Street he spent several years in the pharmaceutical industry with Schering-Plough in Japan where he developed an extensive working knowledge of pharmaceutical operations in Asia. Jason has an undergraduate degree in Chemistry (New Paltz) and an MBA in Finance (University of New Haven).

"NeoStem represents everything my training has taught me to look for: a highly experienced management team with an established track record, a promising core technology (VSEL™ Technology) with an active research facility that holds great clinical promise, and expertise in complex biologic manufacturing coupled with revenues and extensive client relationships (Progenitor Cell Therapy), all combined with a separate business line in pharmaceutical API manufacturing (Suzhou Erye) that has significant  revenues from one of the most attractive and growing regions of the world - China. All of the assets are here and, with some strategic focus, I believe we can both unlock value for shareholders and change people's lives as the medical paradigm shifts to cell-based approaches," said Jason Kolbert, Vice President of Strategic Business Development.
Dr. Robin L. Smith, Chairman and CEO of NeoStem, said, "Jason's working knowledge of the biotechnology industry and experience in Asia coupled with his background in finance and established track record on Wall Street come to NeoStem at a critical time in our growth.  We look forward to working with Jason to capitalize on our business initiatives as the company continues to evolve into a fully integrated biotechnology company developing new therapeutics and a strong product pipeline supported with expanding product revenues, contract manufacturing, and a growing cell collection and storage business."

About NeoStem, Inc.

NeoStem, Inc. is an international biopharmaceutical company with adult stem cell operations in the U.S., a network of adult stem cell therapeutic providers in China as well as a 51% ownership interest in a profitable Chinese generic pharmaceutical manufacturing company.  NeoStem is focused on accelerating the development of proprietary cellular therapies and becoming a single source for collection, storage, manufacturing, therapeutic development and transportation of cells for cell based medicine and regenerative science globally.  The Company also has licensed various cellular therapy technologies, including worldwide exclusive licenses to a wound healing technology and to VSEL™ Technology which uses very small embryonic-like stem cells, which are adult stem cells that have been shown to have several physical characteristics that are generally found in embryonic stem cells.

For more information, please visit: http://www.neostem.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management's current expectations, as of the date of this press release, and involve certain risks and uncertainties. Forward looking statements include statements herein with respect to the ability of PCT's business to complement NeoStem's adult stem cell operations and successful execution of the Company's strategy, as well as other advances in the Company's business, about which no assurances can be given. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. Factors that could cause future results to materially differ from the recent results or those projected in forward-looking statements include the "Risk Factors" described in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2010, its Form S-4/A filed with the Securities and Exchange Commission on December 3, 2010 as well as other periodic filings made with the Securities and Exchange Commission. The Company's further development is highly dependent on future medical and research developments and market acceptance, which is outside its control.  NeoStem may experience difficulties in integrating PCT's business and could fail to realize potential benefits of the merger.  Acquisitions may entail numerous risks for NeoStem, including difficulties in assimilating acquired operations, technologies or products, including the loss of key employees from acquired businesses.

For more information, please contact:

NeoStem, Inc.
Robin Smith, CEO
Phone: +1-212-584-4174
Email: rsmith@neostem.com
Web: http://www.neostem.com